CERTIFICATE OF OWNERSHIP AND MERGER
                                       of
                          INTERSPACE ENTERPRISES, INC.
                                      into
                            MARATHON MARKETING CORP.

It is hereby certified that:

1. InterSpace Enterprises, Inc. (hereinafter called the "corporation") is a corporation of the State of Delaware.

2. The corporation, as the owner of all of the outstanding shares of each class of the stock of Marathon Marketing Corp., hereby merges itself into Marathon Marketing Corp., a corporation of the State of Colorado, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

3. The following is a copy of the resolutions adopted on the 12th day of April 2000, by the Board of Directors of the corporation to merge the corporation into Marathon Marketing Corp.

     RESOLVED, that this corporation be reincorporated in the State of Colorado by merging itself into Marathon Marketing Corp. pursuant to the laws of the State of Delaware and the State of Colorado as hereinafter provided, so that the separate existence of this corporation shall cease as soon as the merger shall become effective, and thereupon this corporation and Marathon Marketing Corp. will become a single corporation, which shall continue to exist under, and be governed by, laws of the State of Colorado.

     RESOLVED, that the terms and conditions of the proposed merger are as follows:

(a) From and after the effective time of the merger, all of the estate, property, rights, privileges, powers, and franchises of this corporation shall become vested in and be held by Marathon Marketing Corp. as fully and entirely and without change or diminution as the same were before held and enjoyed by this corporation, and Marathon Marketing Corp. shall assume all of the obligations of this corporation.

(b) Each share of common stock, of this corporation which shall be issued and outstanding immediately prior to the effective time of the merger shall be converted into one issued and outstanding share of common stock, $.00001 par value, of Marathon Marketing Corp., and, from and after the effective time of the merger, the holders of all of said issued and outstanding common stock shares of InterSpace Enterprises, Inc., shall automatically be and become holders of shares of Marathon Marketing Corp. upon the basis above specified, whether or not certificates representing said shares are then issued and delivered. Each share of common stock of Marathon Marketing Corp., which shall be issued and held by this corporation immediately prior to the effecitve time of the merger shall be treated as a treasury share and retired.

(c) After the effective time of the merger, each holder of record of any outstanding certificate or certificates theretofore representing common stock of this corporation may surrender the same to Marathon Marketing Corp. at its office in LaJolla, CA, and such holder shall be entitled upon such surrender to receive in exchange therefore a certificate or certificates representing an equal number of shares of common stock of Marathon Marketing Corp. Until so surrrendered, each outstanding certificate which prior to the effective time of the merger represented one or more shares of common stock of this corporation shall be deemed for all corporate purposes to evidence ownership of an equal number of shares of common stock of Marathon Marketing Corp.

(d) From and after the effective time of the merger, the Certificate of Incorporation and the By-Laws of InterSpace Enterprises, Inc. shall be the Certificate of Incorporation and the By-Laws of Marathon Marketing Corp. as in effect immediately prior to such effective time.

(e) The members of the Board of Directors and officers of InterSpace Enterprises, Inc. shall be the members of the Board of Directors and the corresponding officers of Marathon Marketing corp. immediately after the effective time of the merger.

(f) From and after the effective time of the merger, the assets and liabilities of this corporation and of Marathon Marketing Corp. shall be entered on the books of Marathon Marketing Corp. at the amounts at which they shall be carried at such time on the respective books of this corporation and of Marathon Marketing Corp., subject to such intercorporate adjustments or eliminations, if any, as may be required to give effect to the merger; and subject to such action as may be taken by the Board of Directors of Marathon Marketing Corp., in accordance with generally accepted accounting principles, the capital and surplus of Marathon Marketing Corp. shall be equal to the capital and surplus of this corporation and of Marathon Marketing Corp.

     RESOLVED, that this corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of InterSpace Enterprirses, Inc., as well as for enforcement of any obligation of this Corporation arising from the merger herein provided for and does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such proceeding; and does hereby specify the following address without the State of Delaware to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware: 7825 Fay Ave., Suite 2000, LaJolla, CA 92037.

RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be April 17, 2000, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

     RESOLVED, that in the event that the proposed merger shall not be terminated, the proper officers of this corporation be and they hereby are authorized and directed to make and execute, under the corporate seal of this corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge itself into Marathon Marketing Corp. and the date adoption thereof, and to cause the same to be filed and recorded as provided by law, and to do all acts and things whatsoever, within the States of Colorado and Delaware in any other appropriate jurisdiction, necessary or proper to effect this merger.

4. No shareholders vote is necessary because InterSpace Enterprises, Inc. owns 100% of the issued and outstanding stock of Marathon Marketing Corp., and no change of shareholders' shares or rights will occur as a result of the merger. Each share of InterSpace Enterprises, Inc. will convert pro rata, to one share of Marathon Marketing Corp.

The effective time of the Certificate of Ownership and Merger, and the time when the merger therein agreed upon shall become effective, shall be April 17, 2000.

Signed on April 17, 2000                INTERSPACE ENTERPRISES, INC.



                                        By:/s/Daniel P. Murphy
                                        Daniel P. Murphy, President